EXHIBIT 99.1

NEWS RELEASE

Diversa Reports Financial Results for the Quarter and Year

Ended December 31, 2003

Company Achieved 55% Revenue Increase over 2002

SAN DIEGO, CA, February 9, 2004 – Diversa Corporation (Nasdaq: DVSA) today reported financial results for the quarter and year ended December 31, 2003. Revenues for the quarter and year ended December 31, 2003, respectively, were $19.4 million and $49.0 million, compared to $9.1 million and $31.7 million for the same periods in 2002. The net loss for the quarter and year ended December 31, 2003 was $4.5 million, or $0.10 per share, and $57.7 million, or $1.39 per share, respectively. The net loss included non-cash acquisition expenses of $1.3 million and $23.7 million for the quarter and year, respectively. The net loss for the quarter and year ended December 31, 2002 was $6.3 million, or $0.18 per share, and $28.0 million, or $0.79 per share, respectively. At December 31, 2003, the Company had cash, cash equivalents, short-term investments, and receivables totaling $132.9 million.

The increase in revenues was primarily due to additional research funding from the Company’s most recent research collaboration with Syngenta, increases in grant revenue, new product revenue, and revenue associated with the restructuring of Innovase. In December 2003, the Company and The Dow Chemical Company signed a definitive agreement to restructure the Innovase joint venture, resulting in the Company regaining the rights to certain products from Innovase and receiving an additional cash payment from Dow. In connection with the restructuring, the Company recorded $5.0 million in revenue in the fourth quarter. Revenues have historically fluctuated from period to period and likely will continue to fluctuate substantially in the future based upon the timing and composition of funding under existing and future collaboration agreements and joint ventures.

The increase in the net loss for the year was primarily due to pre-clinical development costs related to our antifungal program and professional services costs related to strategic transactions during the year. The net loss also included non-cash expenses of $8.7 million for the acquisition of the antifungal program from GlaxoSmithKline in July 2003 and $15.0 million for the Syngenta transactions that closed in February 2003.

Research and development expenses for the quarter and year ended December 31, 2003, respectively, were $20.4 million and $73.7 million, compared to $13.2 million and $50.2 million for the same periods in 2002. These increases were primarily related to headcount and facility related costs as a result of 71 additional researchers that were hired by the Company in conjunction with the February 2003 Syngenta collaboration agreement. In addition, pre-clinical development costs were incurred as a result of the acquisition of the antifungal program from GlaxoSmithKline in July 2003.

Selling, general and administrative expenses for the quarter and year ended December 31, 2003, respectively, were $3.0 million and $12.2 million, compared to $2.2 million and $10.3 million for the same periods in 2002. These increases were primarily attributable to headcount related costs to support the growth of the Company and professional service costs related to strategic transactions.

2003 Achievements

Diversa’s achievements in 2003 reflect the success of the Company in several key areas:

•	Launched Phyzyme™ XP in collaboration with Danisco
•	Received regulatory approval of Zymetrics’ product, Quantum™, in Mexico
•	Identified antibody candidates against validated targets
•	Signed antibody collaborations with Medarex, Xoma, and Syngenta
•	Acquired antifungal program from GlaxoSmithKline
•	Received BioDefense awards representing a minimum potential of $10 million from Department of Defense and National Institutes of Health
•	Signed new collaborations with Bayer and Dupont
•	Entered into major collaboration with Syngenta (second expansion)
•	Completed Innovase restructuring
•	Achieved milestones with Givaudan and BASF
•	Signed Biosphere Microbial Sequencing Project with Joint Genome Institute
•	Further expanded patent portfolio from 160 to 180 issued patents

“2003 represented a critical year for achievement of our collaboration and product advancement goals. As a result of many of the milestones achieved last year, we are projecting significant increases in revenue from our near-term industrial, chemical and agricultural products in 2004,” stated Jay M. Short, Ph.D., President and Chief Executive Officer.

About Diversa

Diversa Corporation is a leader in applying proprietary genomic technologies for the rapid discovery and optimization of novel products from genes and gene pathways. Diversa is directing its integrated portfolio of technologies to the discovery, evolution, and production of commercially valuable molecules with pharmaceutical applications, such as optimized monoclonal antibodies and orally active drugs, as well as enzymes and small molecules with agricultural, chemical, and industrial applications. In addition, the Company has formed alliances and joint ventures with market leaders, such as Celera Genomics, The Dow Chemical Company, DuPont Bio-Based Materials,

GlaxoSmithKline plc, Invitrogen Corporation, and affiliates of Syngenta AG. Additional information is available at Diversa’s website: www.diversa.com.

Conference Call Information

Diversa will host a conference call with live Internet broadcast on Tuesday, February 10, 2004 at 1:00 p.m. EST. The call will provide a review of 2003 accomplishments, a preview of 2004, and financial guidance. To listen to the webcast, log on to the Internet at www.diversa.com/conferencecall. The call will be archived and available for rebroadcast until February 24, 2004 by logging onto this Internet address.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include statements related to fluctuating revenues under existing and future collaboration agreements and joint ventures, statements relating to BioDefense award values, and statements related to financial guidance, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, risks involved with the Company’s new and uncertain technologies, risks associated with the Company’s dependence on patents and proprietary rights, risks associated with the Company’s protection and enforcement of its patents and proprietary rights, the Company’s dependence on existing collaborations and its ability to achieve milestones under existing and future collaboration agreements, the ability of the Company to commercialize products using the Company’s technologies, the development or availability of competitive products or technologies, and the future ability of the Company to enter into and/or maintain collaboration and joint venture agreements. Certain of these factors and others are more fully described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003. These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update these forward-looking statements.

Note: Phyzyme is a trademark of Danisco Animal Nutrition.

Selected Financial Information

Condensed Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Revenues:
Collaborative, net of amortization	$16,113	$8,395	$41,980	$30,276
Grant and product	3,254	684	6,979	1,379

Total revenues	19,367	9,079	48,959	31,655

Expenses:
Research and development	20,365	13,172	73,652	50,162
In-process research and development	—	—	19,479	—
Selling, general and administrative	3,040	2,239	12,181	10,269
Amortization of intangible assets	690	39	2,290	156
Non-cash, stock-based compensation	2	98	132	701

Total operating expenses	24,097	15,548	107,734	61,288

Loss from operations	(4,730)	(6,469)	(58,775)	(29,633)
Interest and other income, net	238	1,036	2,334	4,178
Equity in loss of joint venture	—	(830)	(1,255)	(2,532)

Net loss	$(4,492)	$(6,263)	$(57,696)	$(27,987)

Basic and diluted net loss per share	$(0.10)	$(0.18)	$(1.39)	$(0.79)
Weighted average shares used in computing basic and diluted net loss per share	43,045	35,767	41,592	35,650

Condensed Balance Sheet

(in thousands)

	December 31, 2003	December 31, 2002
Cash, cash equivalents and short-term investments	$127,483	$163,096
Accounts receivable	5,416	2,031
Other current assets	1,459	783
Property and equipment, net	32,123	27,427
Other assets	54,842	3,860

Total assets	$221,323	$197,197

Current liabilities	$18,435	$15,652
Deferred revenue	11,314	12,075
Long-term liabilities	10,131	12,155
Stockholders’ equity	181,443	157,315

Total liabilities and stockholders’ equity	$221,323	$197,197

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Contact:

Hillary Theakston

Investor Relations

(858) 526-5121